UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2019

SONOCO PRODUCTS COMPANY
 Commission File No. 001-11261

Incorporated under the laws	I.R.S. Employer Identification
of South Carolina	No. 57-0248420
1 N. Second St.
Hartsville, South Carolina 29550
Telephone: 843/383-7000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
No par value common stock	SON	New York Stock Exchange, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

Mr. Lloyd M. Yates and Mr. Robert R. Hill were elected to the Sonoco Board of Directors on October 13, 2019.

Mr. Yates, 59, recently retired as Executive Vice President of Customer and Delivery Operations and President, Carolinas Region for Duke Energy Corporation (NYSE: DUK), one of the largest electric utilities in the U.S. He was previously a member of Duke Energy's executive leadership team, joining the Company in 2012 following the merger with Progress Energy Corporation. While at Progress Energy, he served in a number of senior leadership roles, including as president of Progress Energy Carolinas. He began his utility career with PECO Energy Company. Mr. Yates is a member of the Marsh & McLennan Companies (NYSE: MMC) and America Water Works Co., Inc. (NYSE: AWK) Board of Directors.

Mr. Hill, 53, is Chief Executive Officer of South State Corporation (NASDAQ: SSB), a financial services company headquartered in Columbia, S.C. In addition to serving as CEO of South State Bank and the South State Corporation Board of Directors, Mr. Hill is on the Federal Reserve Bank of Richmond Board of Directors. He has been honored with numerous awards, including The Citadel School of Business, Alvah H. Chapman, Jr. Distinguished Leadership Award. In addition, he has held leadership positions in multiple business, education and community organizations, currently serving on the USC Development Foundation and the Palmetto Business Forum.

Mr. Yates has been appointed to serve on the Audit and Public Responsibility Committees of the Board and Mr. Hill has been appointed to serve on the Audit and Financial Policy Committees. Mr. Yates and Mr. Hill are independent members of the Sonoco Board and will stand for election by shareholders at the Company’s 2020 Annual General Meeting.

The Company has not entered into any material contracts, plans or arrangements with Mr. Yates or Mr. Hill. There are no family relationships between Mr. Yates or Mr. Hill and any other executive officer or director of the Company, and there are no arrangements or understandings pursuant to which they have been appointed. There are no transactions between the Company and Mr. Yates or Mr. Hill that would constitute related person transactions under Item 404(a) of Regulation S-K.

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Index
99	News Release dated October 14, 2019 announcing the election of Lloyd M. Yates and Robert R. Hill, Jr. to Sonoco's Board of Directors
101.INS	XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
Exhibit 104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOCO PRODUCTS COMPANY

Date: October 16, 2019	By:	/s/ Julie C. Albrecht
Julie C. Albrecht
Vice President and Chief Financial Officer